EXHIBIT 10.18

                            MASTER SERVICES AGREEMENT



This Master Services Agreement is made this of , 2006 (the "Effective Date") between:

XL  Capital  Assurance  (UK)  Limited,  in respect of its  Spanish  Branch  (the
      "Company"); and

XL Services UK Limited, in respect of its Spanish Branch ("XL Services")

(each a Party and collectively the "Parties").

WHEREAS:

XL Services and the Company are currently  wholly owned  subsidiaries  of the XL
      Capital Ltd group of companies ("XL Group"); and

XL Services provides certain services to XL Group companies including the Company; and

It is contemplated that an initial public offering will be made of a portion of the capital stock of Security Capital Assurance Ltd, a parent of the Company, resulting in partial public ownership of Security Capital Assurance Ltd; and

XL Services and the Company both desire for XL Services to continue to provide certain services to the Company following the initial public offering of Security Capital Assurance Ltd; and

XL Services and the Company desire to enter into this Agreement to set forth the roles and responsibilities with regard to services to be provided by XL Services to the Company.

Now, in consideration for the mutual benefits  contained in this Master Services
      Agreement, it is agreed as follows:

1     DEFINITIONS
      -----------

The following words and phrases shall have the meaning given to them below:

"Actual Cost" shall have the meaning specified in clause 17.2.

"Agreement" means this Master Services Agreement, the Schedules and Appendices attached to it and any subsequent amendments or alterations agreed in writing by the Parties.

"AOP" shall have the meaning specified in clause 12.1.

"AOP" Objectives" shall have the meaning specified in clause 12.1.

"Business Service Functions" means, the functions detailed in the C Schedules as amended from time to time.

"Core Functions" means the functions detailed in the B Schedules as amended from time to time.

"Employee Costs" shall have the meaning specified in the Schedules attached hereto.

"Executive Functions" means the functions detailed in the A Schedules as amended from time to time

"Expiration Date" shall the meaning specified in clause 2.1.

"Fees" shall have the meaning specified in clause 17.1.

"Non-XL Third Party Contractors" means any individual, company or other legal entity with whom XL Services enters into a contract for the benefit of the Company, including (but not limited to) to enhance its ability to provide any part of the Services, where such individual, company or other legal entity is not within the XL Capital Ltd group of companies.

"Representatives" shall have the meaning specified in clause 11.1.

"Services"  means  collectively  (i)  providing  Staff  or  Non-XL  Third  Party
      Contractors to fulfil the Executive Functions and Core Functions in accordance with the A and B Schedules as amended from time to time; (ii) providing the Business Service Functions in accordance with the C Schedules as amended from time to time; and (iii) contracting or subcontracting with Third Party Contractors to fulfil specific functions, including, but not limited to, the Executive Functions, Core Functions and Business Service Functions - in each case for the benefit of the Company. "Service" means any one of the above, as appropriate.

"Staff" means individuals employed by XL Services or with another company within the XL Group of companies.

"Steering Committee" shall have the meaning specified in clause 11.3.

"Support Services" means Security Capital Assurance Ltd's and/or the Company's proportional share of the services provided to and in support of XL Services by any employees of the XL Group, determined on a per capita basis.

"Third Party Contractors" means both XL Third Party Contractors and Non-XL Third
      Party Contractors.

"XL Third Party Contractors" means any individual, company or other legal entity with whom XL Services enters into a contract for the benefit of the Company, including (but not limited to) to enhance its ability to provide any part of the Services, where such individual, company or other legal entity is within the XL Capital Ltd group of companies.

2     PERIOD OF THIS AGREEMENT
      ------------------------

2.1 This Agreement shall commence on the Effective Date and shall terminate on the second anniversary of the Effective Date (the "Expiration Date") unless earlier terminated in accordance with clause 12.1 or clause 20 of this Agreement.

3     PROVISION OF SERVICES
      ---------------------

3.1 Each Schedule attached to and made a part of this Agreement describe the Services to be provided by XL Services to the Company, as amended from time to time by written agreement of the Parties. The Parties have made a good faith effort as of the date hereof to identify the Services and to complete the content of the Schedules accurately. It is anticipated that the Parties will modify the Services from time to time. In that case or to the extent that any Schedule is incomplete, the Parties will use good faith efforts to modify the Schedules. There are certain terms that are specifically addressed in the Schedules attached hereto that may differ from the terms provided hereunder. In those cases, the specific terms described in the Schedules shall govern.

3.2 The Parties may also identify additional services that they wish to incorporate into this Agreement. The Parties will create additional Schedules setting forth the description of such services, the Fees for such services and any other applicable terms.

3.3 Subject to the terms of this Agreement, XL Services undertakes to and shall provide the Services to the Company to the best of its ability at all times and to a standard that would reasonably be expected of it by a professional, independent person or body.

3.4 Without prejudice to clause 3.3, to the extent that XL Services is unable to perform any part of the Services in accordance with this Agreement, it shall advise the Company as soon as reasonably practicable. In addition, XL Services shall, to the extent possible, advise the Company of a timetable for it to be able to resume full performance of the Services in accordance with this Agreement and the steps it is taking in that regard. XL Services shall notify the Company to the extent there is likely to be any deviation from the timetable proposed.

3.5 The Parties acknowledge and agree that XL Services and the Staff shall be entitled to provide similar services as the Services to any other legal entity, provided that in doing so the operation of the Company is not unreasonably prejudiced and the provision of the Services to the Company is not materially adversely affected. The Parties further acknowledge and agree that the Company may retain any individual or legal entity, other than XL Services and the Staff, to perform services similar or identical to the Services, provided that in doing so the ability of XL Services to perform any part of the Services in accordance with the Agreement is not materially adversely affected.

4     PROVISION OF STAFF TO FULFIL THE EXECUTIVE FUNCTIONS AND CORE FUNCTIONS
      -----------------------------------------------------------------------

4.1 XL Services acknowledges it has been given sufficient information to understand and appreciate the requirements and operations of the Company relating to the Executive Functions and Core Functions currently described in the A and B Schedules. XL Services shall use its reasonable best endeavours to provide at all times Staff or Non-XL Third Party Contractors of the requisite calibre, and with appropriate training and experience and in sufficient numbers as required by the Company and as agreed between the Parties and in accordance with the A and B Schedules.

4.2 The Company acknowledges and agrees that at the commencement of this Agreement the Staff or Non-XL Third Party Contractors provided to perform the Executive Functions and Core Functions are of the requisite calibre, have appropriate experience and training and are of a sufficient number.

4.3   Clause  4.1 is  subject  to  the  Company's  business  plan  and  changing requirements.  If the  Company's  business  plan  and  requirements  alter materially after the date this Agreement commences, the Parties shall endeavour to agree the additional or reduced requirements of the Company in relation to the Executive Functions and Core Functions and XL Services shall use its reasonable best endeavours to fulfil such agreed requirements of the Company in relation to the Executive Functions and Core Functions.

4.4 The employment and local management of the Staff provided to fulfil Executive Functions and Core Functions on behalf of the Company will be the responsibility and under the control of XL Services. Notwithstanding the foregoing, the Company will have the responsibility and ultimate control over the Staff provided to fulfil Executive Functions and Core Functions in respect of the regulated activities of the Company.

4.5 If XL Services cannot provide Staff to perform the Executive Functions and Core Functions, it shall, with the agreement of the Company, contract or subcontract with Non-XL Third Party Contractors to provide all or part of the Executive Functions and Core Functions. The direction and management of the Non-XL Third Party Contractors provided to fulfil the Executive Functions or Core Functions on behalf of the Company will be the responsibility of XL Services, unless otherwise agreed by the Parties in writing, but only to the extent that XL Services has contracted directly with such Non-XL Third Party Contractors.

5     PROVISION OF BUSINESS SERVICE FUNCTIONS
      ---------------------------------------

5.1 XL Services acknowledges it has been given sufficient information to understand and appreciate the requirements and operations of the Company relating to the Business Service Functions currently described in the C Schedules. XL Services shall use its reasonable best endeavours to provide at all times the Business Service Functions as required by the Company and as agreed between the Parties and in accordance with the C Schedules.

5.2 The Company acknowledges and agrees that at the commencement of this Agreement the Staff and Third Party Contractors performing the Business Service Functions are of the requisite calibre, have the appropriate experience and training and are of a sufficient number.

5.3 Clause 5.1 is subject to the Company's business plan and changing requirements. If the Company's business plan and requirements alter materially after the date this

      Agreement commences, the Parties shall endeavour to agree the additional or reduced requirements of the Company in relation to the Business Service Functions. XL Services shall use its reasonable best endeavours to fulfil the agreed requirements of the Company in relation to the Business Service Functions.

5.4 The direction and management of the Staff and Third Party Contractors providing the Business Service Functions will be the responsibility and under the control of XL Services.

6     THIRD PARTY CONTRACTORS
      -----------------------

6.1 The Company acknowledges and agrees that the provision of the Services may in part be delegated or contracted or subcontracted to Third Party Contractors by XL Services.

6.2 XL Services may enter into contracts with Third Party Contractors, including, but not limited to, for the provision of the Services, either on its own behalf or on its own behalf and on behalf of the Company, whichever XL Services reasonably deems appropriate and in the best interests of the Company.

6.3 When entering into contracts with Third Party Contractors, XL Services will have regard to the stated interests of the Company, including, but not limited to, the identity of the Third Party Contractor, the terms, costs and period of the contract.

6.4 To the extent XL Services delegates to, or contracts or subcontracts with, Third Party Contractors to perform any part of the Services or to perform specific functions, XL Services shall (remain responsible and) be liable to the Company for the (non) performance of the Services and the (non) performance of such specific functions in their entirety (and for the oversight and management of the Third Party Contractors) and in accordance with clause 7.1. below, unless otherwise agreed in writing by the Company.

7     LIABILITY
      ---------

7.1 Except to the extent set out in clauses 7.2, to 7.5 below or as a result of a breach by the Company of its obligations under clause 16.1, XL Services shall be liable to indemnify the Company for any loss the Company incurs (including defence costs) caused by (i) the acts and/or omissions of XL Services, its employees, directors and officers in providing the Services, (ii) the breaches of obligations, acts and/or omissions of Third Party Contractors, and (iii) the failure of XL Services to abide by the terms and conditions of this Agreement. Both Parties shall take all reasonable steps to mitigate any loss including pursuing recovery from any third party. Where appropriate, the Parties further agree they will consult each other in respect of such steps, in accordance with clause 11 below.

7.2 XL Services shall not be liable to the Company in respect of any loss caused by acts of God, or any event beyond the reasonable control of the Parties, including but not limited to nationalization, expropriation, devaluation, seizure, or similar action by any government authority, de facto or de jure; or acts of war, terrorism, insurrection or revolution.

7.3 XL Services shall not be liable to the Company for the performance of the Executive Functions and Core Functions by Staff. The Company will be responsible and liable for the management and oversight of such Staff and the way in which the Staff perform the Executive Functions and Core Functions on behalf of the Company. The Company shall indemnify XL Services for any loss XL Services incurs with respect to the Staff's performance of the Executive Functions and Core Functions. XL Services will, however, be liable to the Company for the performance of any Third Party Contractor retained by XL Services for the benefit of the Company, including, but not limited to, Third Party Contractor's performance of Executive Functions and Core Functions, but only to the extent that XL Services has contracted directly with such Third Party Contractor.

7.4 To the extent that Staff provide or perform any service or function to, or on behalf of, an entity not a party to this Agreement, whether an Executive Function, Core Function or Business Service Function, it is agreed that the Company shall not be liable for the acts and/or omissions of the Staff in performing such services or functions.

7.5 XL Services agrees to take all reasonable steps to recover any loss suffered by the Company (for which XL Services is liable to indemnify the Company under this Agreement) from any insurer or any third party liable to XL Services in respect of such loss. Provided that XL Services complies with such obligation in a timely manner, the Company agrees to delay commencing proceedings against XL Services to enforce payment in respect of any claim which it may have under this Agreement until such time as and to the extent that XL Services has obtained recovery against any third party (including but not limited to Third Party Contractors and insurers) in respect of such losses.

8     INSURANCE
      ---------

8.1 XL Services undertakes it or one of its affiliates has and will maintain throughout the duration and period of this Agreement appropriate errors and omissions and directors' and officers' insurance in full force and effect to cover its liabilities to third parties.

9     LIMITATION OF AUTHORITY
      -----------------------

9.1 Except as expressly provided for in this Agreement, or by the Company, neither XL Services nor the Staff shall enter into any contract (including verbal) on behalf of the Company or commit or bind the Company to any agreement or obligation, or hold it or themselves out as having authority to do so.

10    COMPLIANCE
      ----------

10.1 In providing the Services XL Services shall, to the extent it is made aware of and it is within its control, comply with, and will not do anything or fail to do anything, which would result in the Company failing to comply with, all applicable laws, legislation and regulations. In addition, XL Services shall comply with relevant principles and guidelines, manuals, codes and policies issued by the Company to the extent it is made aware of such principles and guidelines, manuals, codes and policies. It is agreed and understood that this clause does not affect or reduce the Company's duty and responsibility with regard to its own regulatory and legal compliance.

10.2 XL Services shall direct all enquiries from any regulatory authority relating to this Agreement or the Services to the Company, unless (i) the enquiry is specifically addressed to XL Services (in which case XL Services shall procure that the details or a copy of such enquiry are promptly relayed in writing to the Company), (ii) the enquiry relates exclusively to a third party and not to the Company, or (iii) otherwise agreed in writing by the Parties.

11    PERSONS RESPONSIBLE FOR THE OPERATION OF THIS AGREEMENT
      -------------------------------------------------------

11.1 XL Services and the Company shall each appoint two individuals to be their respective representatives (the "Representatives") for the purpose of the operation of this Agreement. The Representatives (identified below) shall be responsible for, among other things, managing the relationship, and acting as the principal points of contact, between the Parties in relation to matters and disputes under this Agreement.

11.2 Any matters or disputes under this Agreement including matters or disputes affecting the relationship between the Parties or the performance of their respective obligations hereunder, shall, in the first instance, be raised to and sought to be resolved by the Representatives.

11.3 If and to the extent that any matters or disputes cannot be resolved by the Representatives then the Representatives shall raise such matters or disputes with a committee comprised of [ ] and established by the Parties for the purpose of overseeing the relationship between the Parties with respect to matters set forth in this Agreement (the "Steering Committee"). The Steering Committee shall be responsible for the resolution of those matters and disputes brought before it.

11.4  The  Parties  may  each   appoint   Representatives,   in  lieu  of  their
      Representatives listed below, provided that prior written notice is given to the other Party in accordance with clause 24 below.

      THE COMPANY'S REPRESENTATIVES:                  [           ]
                                                      Telephone:
                                                      E-Mail:

                                                      [           ]
                                                      Telephone:
                                                      E-Mail:

      XL SERVICES' REPRESENTATIVES:                   [           ]
                                                      Telephone:
                                                      E-Mail:

                                                      [           ]
                                                      Telephone:
                                                      E-Mail:

12    ANNUAL OPERATING PLAN AND PERFORMANCE REVIEW
      --------------------------------------------

12.1 The Parties will coordinate the development of an annual operating plan ("AOP") setting forth the specific objectives, Service standards, performance measures, activity levels and a detailed budget setting out the cost estimates, types of services and allocation keys for the Services (collectively, the "AOP Objectives"). The Parties shall implement the AOP Objectives by January 1 of each calendar year. In the AOP process, the Parties agree to use their best efforts to harmonize the interests of the Company to have quality services at affordable cost and the interests of XL Services to recover its costs of performing the Services. Other than with respect to the legal services to be provided hereunder, on or before August 15 of each calendar year, the Company shall submit to XL Services a list of the types of services required from XL Services, upon which XL Services shall establish its budget and cost estimate calculations for purposes of the AOP. On or before September 15 of each calendar year, an AOP for each Service for the next calendar year will be submitted to each of the Representatives of the Company and of XL Services for review and approval. Approval by each Party's respective Representative will constitute approval by the Parties of the AOP. In the event that the Parties do not approve the AOP in whole or in part in respect of any Services, XL Services shall have the right to terminate this Agreement (or any extension hereof entered into pursuant to clause
      20.2 below) in respect of any such Services upon ninety (90) days written notice to the Company.

12.2 The Parties will meet annually on or about July 31 to review progress against the AOP Objectives, Service standards, performance measures and activity levels. The Parties will use their good faith efforts to resolve any issues concerning Service standards, performance measures or changes in Fees from the AOP during these meetings. If the Parties are unable to resolve those issues, they will refer the disputed issues, in the first instance to their respective Representatives and in the second instance to the Steering Committee, pursuant to clause 11 above.

13    DOCUMENTS AND RECORDS
      ---------------------

13.1 XL Services shall establish and/or maintain records relating to this Agreement and, to the extent reasonable and appropriate, the Services, in accordance with the document retention policy established by XL Capital Ltd or in accordance with applicable laws and regulations if they provide for longer periods of retention.

13.2 Company, its bona fide agents, auditors and/or a relevant regulatory authority shall have the right on the giving of reasonable prior notice to inspect and audit any records of or held by XL Services relating to this Agreement and the Services and shall have the right to make copies or extracts of any such records.

13.3 In the event that an audit reveals that XL Services is not complying with the terms of this Agreement, or any applicable regulation, principles, guidelines, laws or legislation in any material respect, the Company may, without prejudice to its other rights under this Agreement, require XL Services to take all necessary remedial action within four (4) weeks following disclosure to XL Services of such audit results.

13.4 All files, materials, policies and documents prepared or obtained by XL Services in the course of carrying out its obligations under this Agreement shall be and remain the property of the Company, and XL Services shall treat them accordingly - including keeping them safe and secure whilst in XL Services' possession.

14    CONFIDENTIALITY
      ---------------

14.1 Confidential Information means all information disclosed by either the Company or XL Services (whether in writing, orally or by another means) concerning the other Party which comes into their possession as a consequence of the operation of this Agreement including, without limitation, information relating to the Parties' products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets, market opportunities and business affairs.

14.2 The Parties undertake to hold the Confidential Information in confidence and not to disclose the Confidential Information (except as provided in this Agreement) without the prior written consent of the other Party.

14.3 Notwithstanding clause 14.2, and provided prior written notice is provided to the other Party, the Parties are entitled to disclose that portion of the Confidential Information required in order to comply with any legal requirement or any regulation or rule, or the requirements of any rating agency, or to the extent the Confidential Information is already in the public domain.

15    DATA PROTECTION
      ---------------

15.1 The Parties undertake to comply with all applicable data protection laws and regulations in any relevant jurisdiction in which personal data (or any other data, the use or transfer of which is regulated by law and regulations in that jurisdiction) is transferred or used in connection with the provision of the Services.

16    BUSINESS CONTINUITY PLAN
      ------------------------

16.1 The Parties shall be jointly responsible for devising a plan(s) to ensure the continuity of the Services in the event of an "unforeseen interruption" (in accordance with the FSA Handbook) and any other prudent procedures and measures which are reasonably necessary to prevent the disruption of the Services (collectively, the "Business Continuity Plan"). The Company shall be responsible for maintaining the Business Continuity Plan and XL Services shall, in the event of an unforeseen interruption, cooperate to the best of its ability with the Company to ensure the uninterrupted provision of Services.

17    REMUNERATION AND FEES
      ---------------------

17.1 GENERAL: Within thirty (30) days of the receipt of an invoice from XL Services, the Company shall pay XL Services monthly, in arrears on a "cost " basis for the Executive Functions and Core Functions and on a "cost plus" basis for each Business Service Function as set forth in the attached Schedules (collectively, the "Fees"). Each such invoice shall itemize the Fees, the Employee Costs (as defined in the attached Schedules), and the methodology for calculating the Employee Costs. The Parties agree that the annual percentage mark up, as set forth in the attached Schedules, will be determined with the assistance of an unrelated third party utilizing UK tax related transfer pricing guidelines. Except as specifically provided herein or in the Schedules, or as subsequently agreed in an AOP or otherwise by the Company, the Company will not be responsible to XL Services or to any Non-XL Third Party Contractor, for any additional fees, charges, costs or expenses relating to the Services, unless such additional fees, charges, costs or expenses are a direct result of the Company's unilateral deviation from the scope of the Services defined in the Schedules.

17.2  REVIEW OF FEES:

      (a) Subject to the provisions of clause 12.1, at the end of each annual period commencing as of January 1, 2006, XL Services will review the charges, costs and expenses actually incurred by XL Services in providing any Service, as well as the calculation of any related Fees (collectively, "Actual Cost") during the previous twelve (12) months. In the event that XL Services determines that the Actual Cost for any Service differs from that set forth in the AOP, XL Services will deliver to the Company documentation for such Actual Cost, and will adjust the appropriate Fees retroactively and/or prospectively as necessary to reflect such differences; provided, however, that no such adjustment shall increase or decrease the Fees payable in respect of any Service by more than 15% of the initial related Fees currently set forth in the related Schedules for such Service.

      (b) As a part of the AOP process referred to in clause 12, the Parties will set Fees or new budgets for each ensuing year, and may make other changes to the Fees with respect to each Service, based upon an increase or reduction in the scope of requirements for such Service. Once an AOP has been finalized (whether by agreement or pursuant to the provisions of clause 12.2), the Fee for each Service set out in that AOP will apply for the ensuing year, subject to any subsequent written agreements between the Parties.

18    TAXES
      -----

18.1 All sums payable pursuant to this Agreement shall be exclusive of any VAT and other duties and taxes. Any VAT or other duties or taxes payable on such sums shall be payable in addition to such sums.

19    COMPLAINTS
      ----------

19.1 In accordance with clause 24 below, the Parties shall notify one another immediately upon becoming aware of any relevant matter arising out of the operation of, or in connection with, this Agreement which has resulted or could result in a complaint to, including but not limited to, any regulatory authority or which could give rise to litigation or proceedings against either Party.

20    TERMINATION
      -----------

20.1 At any time prior to the Expiration Date, upon ninety (90) days written notice to XL Services, this Agreement may be terminated by the Company either in whole or with respect to one or more of the Services.

20.2 At any time after the Expiration Date this Agreement may be extended and/or terminated by the Parties in writing, either in whole or with respect to one or more of the Services; provided, however, that such extension and/or termination shall only apply to the Services for which the Agreement was extended and/or terminated. At least ninety (90) days prior to the Expiration Date, the Company shall give XL Services written notice of the Company's request to extend the term of or terminate the Agreement in respect of any Services. In addition, the Parties shall be deemed to have (i) extended this Agreement with respect to a specific Service if the Schedule for such Service specifies a completion or termination date beyond the aforementioned Expiration Date and (ii) terminated this Agreement with respect to a specific Service if the Schedule for such Service specifies a completion or termination date prior to the aforementioned Expiration Date. Services shall be provided up to and including the date set forth in the applicable Schedule, subject to earlier termination as provided herein.

20.3 Other than in respect of Internal Audit Services provided in connection herewith, which will continue and/or terminate in accordance with the other relevant provisions of this Agreement, this Agreement shall terminate in the event XL Capital Ltd group's ownership of common stock of Security Capital Assurance Ltd falls to 35% or less in which case the Parties shall have ninety (90) days, from the date of such event, to terminate all Services unless otherwise agreed by the Parties; provided, however, that if the reduction in the XL Group's ownership interests referred to above is initiated by the XL Group, XL Services shall use its reasonable best efforts to maintain the General Ledger and Human Resources Services provided hereunder, subject to applicable law, until the Expiration Date, and any additional costs incurred by either XL Services or the Company in connection with the maintenance of such Services shall be paid by XL Services.

20.4 Unless the other Party specifically agrees to the contrary in writing, this Agreement will be automatically terminated with immediate effect in the event that one Party shall:-

      (a)   enter voluntary or involuntary rehabilitation or liquidation;

      (b)   become the subject of an action in bankruptcy;

      (c) make or propose any composition with its creditors or make any assignment for the benefit of its creditors or otherwise acknowledge its insolvency;

      (d) have an administrator or administrative receiver or equivalent office holder appointed by a court of competent jurisdiction;

      (e) have a receiver or equivalent office holder appointed for the whole or any part of its business;

      (f) any past or present director, officer, partner or employee of XL Services is convicted of or charged with any criminal offence involving fraud or dishonesty or any similar criminal offence which may materially affect the operation of this Agreement.

20.5 Each Party shall inform the other immediately upon becoming aware of the occurrence of any of the events set out in clause 20.4 above.

20.6 In the event of persistent and material breaches of any discreet part of the Services, the Company shall inform the Representatives of XL Services in writing of the nature of such breaches. The Representatives shall meet as soon as reasonably practicable to discuss these breaches (such meeting being expected to occur within seven (7) business days of receipt of the written notice) and try to agree an action plan designed to remedy the breaches within a reasonable timeframe acceptable to the Company. Should an action plan not be agreed within a reasonable timeframe, or the implementation of an action plan not result in the Services being performed to the specified standards, then the Representatives shall raise the matter with the Steering Committee, in accordance with clause 11 above. If the material breaches continue and the Steering Committee does not provide a resolution to the matter within a reasonable timeframe, then the Company has the right to terminate the relevant part of the Services with one (1) month's notice. Such termination will not affect the continuance of the Services not subject to the persistent and material breaches.

20.7 On termination of any Service provided for in any Schedule or the entire Agreement, each Party shall bear its own associated costs; XL Services will cooperate in good faith with the Company to provide the Company (or its designee) with reasonable assistance to make an orderly transition from XL Services to another supplier of the Services. XL Services undertakes to work with the Company to ensure a smooth transition and hand-over and to minimise the costs associated with termination for each Party. Such transition assistance shall include the following:

      (a) developing a transition plan with assistance from the Company or its designee; and

      (b) organizing and delivering to the Company records and documents necessary to allow continuation of the Services, including delivering such materials in electronic forms and versions as requested by the Company.

20.8 Termination of this Agreement does not affect a Party's accrued rights and obligations at the date of termination.

21    LAW AND JURISDICTION
      --------------------

21.1 This Agreement shall be construed in accordance with the laws of England and Wales and the Parties agree to refer all disputes not resolved in accordance with clause 11 to arbitration in accordance with the UNCITRAL Model Law.

22    THIRD PARTIES' RIGHTS
      ---------------------

22.1 For the avoidance of doubt, no term of this Agreement is intended for the benefit of any third party, and the parties do not intend that any term of this Agreement should be enforceable by a third party either under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

23    ASSIGNMENT
      ----------

23.1 This Agreement shall not be assignable by either Party without the express written consent of the other, and such consent shall not be unreasonably withheld, provided however that upon delivery of notice to the Company, XL Services may assign all or a portion of its rights under this Agreement to an affiliate. For the purposes of this Agreement "affiliate" shall mean any person, corporation, company, partnership, individual or group (collectively a "Person"), which directly or indirectly, through one or more intermediaries, controls or is controlled by, or owns or is owned by another Person, with an equity or other financial interest of 35% or more of any management interest.

24    NOTICES
      -------

24.1 All notices hereunder shall be sent to the Party at the address set forth below or at such other address as shall be specified by a Party as to it in a notice duly given. Notices shall be effective upon receipt, and shall be addressed as follows:

      If to XL Services:      XL Services UK Limited.
                              XL House
                              70 Gracechurch Street
                              London EC3V 0XL

                              Attention:
                              Telephone:
                              Facsimile:

      If to the Company:      XL Capital Assurance (UK) Ltd
                              XL House
                              70 Gracechurch Street
                              London EC3V 0XL

                              Attention:
                              Telephone:
                              Facsimile:



      or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this clause 24.1.

25.   ENTIRE AGREEMENT
      ----------------

25.1 This Agreement, including the attached Schedules and Appendices, is the complete and exclusive statement of the agreement between the Parties and supersedes all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both Parties.

26.   FORCE MAJEURE
      -------------

26.1 Any delay or failure by either Party in the performance of this Agreement will be excused to the extent that the delay or failure is due solely to causes or contingencies beyond the reasonable control of such Party.

27.   SEVERABILITY
      ------------

27.1 If any provision, clause or part of this Agreement, or the application thereof under certain circumstances is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

      IN WITNESS WHEREOF, the Parties have signed this Agreement on the Effective Date above.



--------------------------------------------------------------------------------

 XL SERVICES                           COMPANY
--------------------------------------------------------------------------------

 By                                    By:
--------------------------------------------------------------------------------

 Name:                                 Name:
--------------------------------------------------------------------------------

 Title:                                Title:
--------------------------------------------------------------------------------

                                   A SCHEDULES


DESCRIPTION OF SERVICES - EXECUTIVE FUNCTIONS

SCOPE

XL Services UK Ltd ("XL Services") will provide ______________________________ services to Security Capital Assurance Ltd ("SCA"), either through XL Services' own resources, the resources of its subsidiaries or affiliates, as defined in the Master Services Agreement (the "Services Agreement"), dated as of _______________, by and between XL Services and SCA, or by contracting with Non-XL Third Party Contractors, all in accordance with Agreement.



SPECIFIC SERVICES

The specific services that XL Services will provide are as follows:


1. _____________________________________________________________________________


2. _____________________________________________________________________________


3. _____________________________________________________________________________


4. _____________________________________________________________________________


5. _____________________________________________________________________________


Additional services may be included upon agreement of both parties.



SERVICE FEES

The Company will pay XL Services semi-annually on a "cost plus" basis for each Service as set forth herein.


The Fee will include:

(i) with respect to the Services being performed and Support Services being provided by XL Services, any salaries, bonuses, benefits, fringe benefits, incentive compensation benefits (if applicable) payroll taxes or other applicable taxes, and depreciation/amortization of office equipment and software attributed to the employees in the group (collectively, the "Employee Costs"), based upon the ratio of XL Services' estimate of the time spent by the employees on behalf of SCA or in connection with providing Support Services divided by the total time spent by the employees multiplied by the Employee Costs;

(ii)  a mark up of ____% of the aggregate amount calculated pursuant to (i);

(iii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of SCA by XL Services on behalf of SCA or in connection with providing Support Services; and

(iv) any costs incurred by the XL Services in providing the Services not in the ordinary course of business.



ADDITIONAL TERMS

Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                   B SCHEDULES



DESCRIPTION OF SERVICES - CORE FUNCTIONS



SCOPE

XL Services UK Ltd ("XL Services") will provide ______________________________ services to Security Capital Assurance Ltd ("SCA"), either through XL Services' own resources, the resources of its subsidiaries or affiliates, as defined in the Master Services Agreement (the "Services Agreement"), dated as of _______________, by and between XL Services and SCA, or by contracting with Non-XL Third Party Contractors, all in accordance with Agreement.



SPECIFIC SERVICES

The specific services that XL Services will provide are as follows:


1. _____________________________________________________________________________


2. _____________________________________________________________________________


3. _____________________________________________________________________________


4. _____________________________________________________________________________


5. _____________________________________________________________________________


Additional services may be included upon agreement of both parties.



SERVICE FEES

The Company will pay XL Services semi-annually on a "cost plus" basis for each Service as set forth herein.


The Fee will include:

(i) with respect to the Services being performed and Support Services being provided by XL Services, any salaries, bonuses, benefits, fringe benefits, incentive compensation benefits (if applicable) payroll taxes or other applicable taxes, and depreciation/amortization of office equipment and software attributed to the employees in the group (collectively, the "Employee Costs"), based upon the ratio of XL Services' estimate of the time spent by the employees on behalf of SCA or in connection with providing Support Services divided by the total time spent by the employees multiplied by the Employee Costs;

(ii)  a mark up of ____% of the aggregate amount calculated pursuant to (i);

(iii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of SCA by XL Services on behalf of SCA or in connection with providing Support Services; and

(iv) any costs incurred by the XL Services in providing the Services not in the ordinary course of business.





ADDITIONAL TERMS

Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                   C SCHEDULES


DESCRIPTION OF SERVICES - BUSINESS SERVICE FUNCTIONS


SCOPE

XL Services UK Ltd ("XL Services") will provide ______________________________ services to Security Capital Assurance Ltd ("SCA"), either through XL Services' own resources, the resources of its subsidiaries or affiliates, as defined in the Master Services Agreement (the "Services Agreement"), dated as of _______________, by and between XL Services and SCA, or by contracting with other Third Party Contractors, all in accordance with Agreement.



SPECIFIC SERVICES

The specific services that XL Services will provide are as follows:


1. _____________________________________________________________________________


2. _____________________________________________________________________________


3. _____________________________________________________________________________


4. _____________________________________________________________________________


5. _____________________________________________________________________________


Additional services may be included upon agreement of both parties.



SERVICE FEES

The Company will pay XL Services semi-annually on a "cost plus" basis for each Service as set forth herein.


The Fee will include:

(i) with respect to the Services being performed and Support Services being provided by XL Services, any salaries, bonuses, benefits, fringe benefits, incentive compensation benefits (if applicable) payroll taxes or other applicable taxes, and depreciation/amortization of office equipment and software attributed to the employees in the group (collectively, the "Employee Costs"), based upon the ratio of XL Services' estimate of the time spent by the employees on behalf of SCA or in connection with providing Support Services divided by the total time spent by the employees multiplied by the Employee Costs;

(ii)  a mark up of ____% of the aggregate amount calculated pursuant to (i);


(iii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of SCA by XL Services on behalf of SCA or in connection with providing Support Services; and


(iv) any costs incurred by the XL Services in providing the Services not in the ordinary course of business.





ADDITIONAL TERMS

Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.